VIZACOM INC.
                             Glenpointe Center East
                          300 Frank W. Burr Boulevard
                           Teaneck, New Jersey 07666
                              Tel: (201) 928-1001
                           Facsimile: (201) 928-1003


                                 June 16, 2000

                        RELEASE AND SEPARATION AGREEMENT
                        --------------------------------

Dear Mr. Schulman:

This letter sets forth our proposed agreement regarding your separation from employment with Vizacom Inc. (the "Company"), which would, among other things, provides you with additional monetary benefits in return for your release of, and promise not to sue on, any claims you may have against the Company arising out of that employment, including any claims you might have under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. 621 et seq. You should consider the terms of this agreement carefully, including obtaining review by your own attorney. You will have at least until July 7, 2000 to decide whether to accept this agreement. To indicate your acceptance of our proposal, you need only sign and date this document, have it witnessed, and return it to me.

1. Separation. By mutual agreement, your employment with the Company will end effective June 16, 2000 (the "Separation Date"). Effective such date, you will be deemed to have resigned as an Executive Vice President of the Company and of any subsidiary of the Company. Under the Company's established policies, you are not entitled to receive any severance benefit but you will be reimbursed for all legitimate business expenses incurred by you prior to the Separation Date upon presentation of appropriate documentation therefor. However, by this letter the Company is offering you a special separation allowance.

2. Special Separation Allowance. In return for you entering into the agreement set forth in this letter, you will be provided with a special allowance ("Special Allowance"). The Special Allowance will provide you with a payment equal to your base salary ($225,000 per annum), payable in accordance with the Company's normal payroll practice, for the period (the "Separation Period") equal to the shorter of: (a) six months following your Separation Date; or (b) until a bona fide offer to you of a comparable position (i.e. Vice President or higher) in either the New York Metropolitan area or California or a position (whether as a consultant or employee) at a comparable salary; or (c) until your acceptance, or the commencement, of your performance of any duties with respect to any employment or consulting position with any third party. In addition, during the Separation Period, the Company will (i) except as provided below, pay you a monthly stipend of $1,250.00 to be used to pay the rent on your New York City apartment; and (ii) continue health care coverage for you under the Company's plans, subject to applicable

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     employee  contributions.  Further,  in  the event that after the Separation
     Period, you do not have a new job or your new job is not in the New York City Metropolitan area, then the Company agrees to pay the base rent of your current apartment located at 160 West 66th Street, Apt. 33J, New York, NY, 10023, until March 23, 2001, the end of the initial lease, which rent is $4,650 per month. You hereby agree to use your best efforts to mitigate the above obligation (i.e. sublet or be released from the apartment) and provide to the Company full use of the apartment in the event that you vacate it. Notwithstanding the foregoing, in the event that you decide to return permanently to California prior to the end of the Separation Period, then the Company hereby agrees to (x) pay your base rent on your apartment from the date of your leaving; provided that you have
     given  the  landlord  two   weeks  notice  with  respect  to  vacating  the
     apartment; and provided further, that such obligation shall not commence until the first day of the next rental period after the date hereof, and once this obligation begins, the monthly stipend referred to above shall not be paid by the Company to you; (y) provide you with a coach class airline ticket back to California; and (z) pay to ship your automobile back to California, upon receipt of appropriate documentation showing the costs for the foregoing.

     In consideration for the foregoing Special Allowance, you hereby agree to the following terms: (a) any stock options either granted or promised to you by the Company are terminated immediately and are no longer exercisable; (b) no past or future bonus payments will be paid by the Company to you; (c) no additional relocation allowance will be paid by the Company to you; (d) you will promptly return to the Company any assets of the Company in your possession; (e) you will use your best efforts to obtain a new position as soon as possible with as high a title and as high a compensation as possible; and (f) until you find a new position, you will make yourself available as a consultant to the Company for up to one day per week for no additional compensation. In addition, in consideration of the payment of the Special Allowance, you hereby agree not to solicit, any customer or client of the Company, its subsidiaries or its affiliates, and you agree not to solicit for employment, or hire, any employees of the Company or any of its subsidiaries or affiliates, for a period of one year after the Separation Date. Further, you shall supply the Company within five (5) business days of the date hereof, with a list of all companies or businesses you contacted on behalf of the Company as potential acquisition or partnering candidates, and you agree not to attempt to acquire on behalf of yourself or any entity any such companies or businesses.

3. Acceptance of Special Allowance. As indicated by your signature below, you have decided to accept the Company's offer of the Special Allowance described above. By your signature below, you acknowledge that you are agreeing to the terms set forth in this letter in return for the Company's promise to provide you with money and/or benefits provided herein.

4. General Release. The Special Allowance is being given to you and hereby is accepted by you in full and final release and settlement of any and all claims, charges, actions, liens, demands, liabilities, causes of action, complaints, suits (judicial, administrative or otherwise); damages, debts, demands and obligations of any nature, whether past or present, known or unknown, whether in law or equity, which you had or may now or


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     hereafter have against the Company,  its subsidiaries  and affiliates,  its officers, directors, and stockholders, or anyone employed by any of them, or acting on their behalf; and their successors and assigns (the "Released Parties") from the beginning of the world to the date hereof, including but not limited to any discrimination claim based on age, sex, race, religion, color, national origin, disability, marital status, appearance or sexual orientation under federal, state or local law, rule or regulation, and/or any claim for wrongful termination, defamation, and any other claim, whether in tort, contract or otherwise.

     You will be receiving a separate letter which explains your rights under the Consolidated Omnibus Budget Reconciliation Act (COBRA) as regards to your health insurance coverage.

5. ADEA Release. The Special Allowance being given to you is also accepted by you in full and final release and settlement of any and all claims that you may have under the ADEA connected with your employment with the Company (or your separation therefrom) arising on or before the date of your acceptance of this agreement that is indicated below.

6. Waiver of California Civil Code Section 1542. You acknowledge that you have been advised of California Civil Code Section 1542, which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     You agree that you are waiving the provisions of Civil Code Section 1542 and this waiver is an essential part of this agreement.

7. Promise Not To Sue On Claims Released. The Special Allowance is being given to you in return for your promise not to initiate any court or judicial-type proceeding against the Company or any affiliate that involves any claim that you have released in paragraphs 4 and 5 of this agreement. If a court or arbitrator determines that you have violated this release by suing the Company or any of its affiliates, officers, directors, or employees, you hereby agree that you will pay all costs and expense of defending against the suit incurred by the Company. Nothing in this paragraph shall be construed to prevent you from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission. However, you waive your right to any monetary recovery should any claims on your behalf arising out of or related to your employment with and/or separation from employment with the Company.

8. Consultation With an Attorney. By your signature below, you acknowledge that you have been advised to consult your own attorney prior to entering into this agreement and that you were afforded sufficient time to undertake such consultation.

9.   Future Employment.   You  will  not,  now or at any time in the future seek
     employment with the Released Parties or any one of them.
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10.  References. The Company agrees that, in  response  to any request submitted to it for references regarding your employment with the Company, such references shall be provided in accordance with Section 12 hereof.

11.  Unemployment.    The  Company   will  not  contest  your  eligibility   for
     unemployment insurance benefits at the end of the Separation Period if you have not found other employment.

12. Non-Disparagement. Neither party to this Agreement shall make disparagements about or in any other way attempt to disparage or impair the reputation or good name of the other party, the Company's divisions, affiliates, subsidiaries, parents, publications or any of their officers, directors or employees.

13. Confidential Information. You hereby covenant and agree that during the course of your employment with the Company, you came into contact with, and had access to, certain trade secrets or confidential or proprietary information that is the property of the Company. Such information includes, but is not limited to, proprietary technologies, software programs and tools, financial information, systems files, algorithms, file structures, customer lists, supplier lists, internal program structures, marketing plans, specific strategic undertakings, decisions and plans for future business and other development, all of which information you acknowledge and agree is highly confidential and not generally known or available to the public. You agree that you have not and will not utilize or disclose any of the above described confidential information to any person(s) or entities for any reason or purpose whatsoever. You agree that any breach of this Section 13 will cause the Company substantial and irreparable damages that would not be quantifiable and therefore, in the event of any such breach, in addition to other remedies that may be available; the Company shall have the right to seek specific performance and other injunctive and equitable relief.

14. Nondisclosure Obligation. You acknowledge and agree that the terms of this Release and Separation Agreement are to remain confidential and that you will not discuss with any person(s) including past, present and future employees of the Company, the terms or conditions of this Release and Separation Agreement except as may be required by law, rule or regulation adopted pursuant to law, court or administrative order or decree, in or in connection with testimony given or documents subpoenaed in a judicial or administrative proceeding. Should you be called in to testify and divulge the terms of this release, you agree to assist the Company in seeking a confidentiality order in the form sought by the Company.

15. Non-Admission of Liability or Wrongdoing. This agreement shall not be construed in any way as an admission by the Company or you that either has acted wrongfully with respect to each other or any other person or that either has any rights whatsoever against the other.

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

16. Period of Consideration. By your signature below, you acknowledge that the Company complied with the ADEA by giving you a period of at least twenty-one (21) days from the date that this agreement was first provided to you to consider and to decide whether to accept it. You further acknowledge that no representative of the Company ever stated or implied that you had less than twenty-one (21) days to consider this agreement. You also acknowledge that, to the extent you decide to sign this agreement prior to the expiration of the full twenty-one (21) day period, such decision was knowing and voluntary on your part and was in no way coerced by the Company. To the extent any changes were made in this agreement as a result of negotiations taking place after the date this agreement was provided to you, you and the Company agree that such changes, whether material or not, did not restart the running of the period of twenty-one
     (21) days to consider this agreement required by the ADEA.

17. Entire Agreement. This agreement sets forth the entire agreement between you and the Company relating to your employment with the Company or your separation therefrom. By your signature below, you acknowledge that in entering into this agreement you have not relied upon representation, oral or written, not set forth in this agreement.

18. Right to Revoke Agreement. This agreement will not become effective or enforceable for a period of seven (7) days from the date of your acceptance of the agreement indicated below. During this seven day period, you have the right to change your decision to accept the Special Allowance that has been offered to you and to revoke this agreement. During this seven day period, you will not receive any monies or benefits which you would be entitled to solely as a result of this agreement.

19. Governing Law; Arbitration. You acknowledge that you were employed in the State of New Jersey and that this agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of applicable conflicts of law principles. Any dispute between the parties, including but not limited to those pertaining to the information, validity, interpretation, effect or alleged breach of this agreement ("Arbitration Dispute") will be submitted to arbitration in northern New Jersey before an experienced employment arbitrator and
     selected  in  accordance  with  the  rules  of  the  American   Arbitration
     Association labor tribunal. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the parties.

20. Changes After the Date Hereof. It is understood and agreed by all parties hereto that the facts and respective assumptions of law in contemplation of which this agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. Each of the parties hereto expressly accepts and assumes the risk of the facts and assumptions to be so different, and the parties hereto agree that all terms of this agreement shall be in all respects effective and not subject to termination or reclusion by any such difference in facts or assumptions of law.

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

21. Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, representatives, executors, successors and assigns.

22. Proper Construction. (a) The language of all parts of this agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties; and


     (b)  The  paragraph   headings  used  in this agreement are intended solely
          for convenience of reference and shall not in any other manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof.

23. Severability. Should any of the provisions of this agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not be a part of this agreement.

24.  Counterparts.   This  agreement  may  be  executed  in  counterparts.  Each counterpart shall be deemed an original, and when taken together with the other signed counterpart, shall constitute one fully executed agreement.


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     If the above agreement is acceptable to you,  please sign, date, and return the original to me.



                                          Very Truly Yours,

                                          VIZACOM INC.

                                      By:  /s/ Mark E. Leininger
                                          ---------------------------------
                                          Mark E. Leininger
                                          President and CEO


I have read the above Release and Separation Agreement, and I understand, accept, and voluntarily and knowingly agree to the terms and acknowledgements it contains.

June 19, 2000                           /s/ Rand Schulman
--------------------------              ------------------------------
Date                                    Rand Schulman

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